UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2007

Commission File Number: 001-31516

GETTY IMAGES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	98-0177556
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

601 NORTH 34TH STREET,

SEATTLE, WASHINGTON 98103

(Address of principal executive offices)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (206) 925-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE

As previously announced, on January 4, 2007, Getty Images, Inc. (the “Company”) commenced a solicitation of consents (the “Consent Solicitation”) from the holders of the Company’s $265 million aggregate principal amount of 0.50% Convertible Subordinated Debentures, Series B due 2023 (the “Debentures”) to an amendment to, and a waiver of the alleged or existing default or event of default under, the indenture governing the Debentures (the “Indenture”). As consideration for the amendment and waiver, the Company proposed to make a cash payment to consenting holders of the Debentures of $5.00 per $1,000 in aggregate principal amount of the Debentures held by such consenting holders, upon or promptly following expiration of the Consent Solicitation.

The Company today announced that it has again extended the expiration time for the Consent Solicitation. The Consent Solicitation, which was scheduled to expire at 5:00 p.m. New York City time, on January 24, 2007, will now expire at 5:00 P.M., New York City time, on February 7, 2007. Holders may deliver their consents to the Tabulation Agent at any time before the expiration time, as extended. All other terms and conditions of the Consent Solicitation remain unchanged. A copy of the press release announcing the extension of the expiration time for the Consent Solicitation is attached hereto as Exhibit 99.1.

The Consent Solicitation is being made upon the terms, and is subject to the conditions, set forth in the Consent Solicitation Statement, dated January 4, 2007, a copy of which is attached as an exhibit to the Current Report on Form 8-K furnished by Getty Images to the Securities and Exchange Commission on January 5, 2007. The proposed amendments and waiver require the consent of holders of a majority in aggregate principal amount of the outstanding Debentures.

Forward-Looking Statements

Some of the statements in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations, estimates and projections. Words such as “will,” “expects,” “believes” and similar expressions are used to identify these forward-looking statements. The forward-looking statements in this Current Report on Form 8-K include, without limitation, statements about a claimed default with respect to the Company’s Debentures and potential consequences. These statements are only predictions and as such are not guarantees of future events and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecast in these forward-looking statements, including an adverse court determination, changes in law, rules or regulations and other actions of parties adverse to the Company in regard to its rights under its outstanding debt obligations. As a result, these statements speak only as of the date they were made. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated January 25, 2007 announcing the extension of the expiration time for the Consent Solicitation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GETTY IMAGES, INC.

By:	/s/ THOMAS OBERDORF
Thomas Oberdorf
Senior Vice President and Chief Financial Officer

Date: January 25, 2007